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                                 EXHIBIT 10.32


            THIRD AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION


          This Third Amendment (the "Third Amendment") to Agreement and Plan of Reorganization, (the "Agreement"), dated December 3, 1997, as amended on December 18, 1997 and December 23, 1997, between Premier Bancshares, Inc. ("Premier") and The Bank Holding Company ("BHC"), is made and entered into as of the 31st day of December, 1997. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Agreement.

          WHEREAS, the parties desire to amend the Agreement to extend the termination period in connection with the due diligence review of BHC by Premier.

          NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein and in the Agreement, the receipt and legal sufficiency of which are hereby acknowledged, and for the purpose of amending the Agreement, Premier and BHC hereby agree as follows:

          1. That Section 10.1(h) of the Agreement be deleted in its entirety and the following new Section 10.1(h) shall be inserted in lieu thereof:

               (h) By the Board of Directors of Premier, at any time prior to the close of business on January 15, 1998, without any Liability in the event that the review of the Assets, business, financial condition, results of operations, and prospects of BHC undertaken by Premier or any of the disclosures contained in BHC's Disclosure
                                                               ----------
          Memorandum causes the Board of Directors of Premier to determine in
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          its reasonable good faith judgment, that a fact or circumstance exists or is likely to exist or result which materially and adversely impacts one or more of the economic benefits to Premier of the transactions contemplated by this Agreement so as to render inadvisable the consummation of the Merger; or

     Except as specifically amended herein the Agreement shall remain in full force and effect.

     The parties further agree that this Third Amendment may be signed in any number of counterparts and delivery of such counterparts may be effected by a facsimile transmission thereof; and any such facsimile counterpart shall be deemed to be an original, with the same effect as if the signatures thereto were upon the same original document.



                   [SIGNATURES CONTAINED ON FOLLOWING PAGE]
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     IN WITNESS WHEREOF, the parties have caused this Third Amendment to be signed by their duly authorized officers as of the date first shown above.


Attest:                             PREMIER BANCSHARES, INC.



/s/ Barbara J. Burtt                /s/ Robert C. Oliver
--------------------                -------------------------------------
Secretary                           President and Chief Operating Officer

     [CORPORATE SEAL]


Attest:                             THE BANK HOLDING COMPANY



/s/ Barbara A. Price                /s/ Charles B. Blackmon
--------------------                -------------------------------------
Secretary                           President and Chief Executive Officer

     [CORPORATE SEAL]